Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTINTG FIRM

We hereby consent to the incorporation by reference in the Form 10-KSB of China Education Alliance Inc. of our report dated March 16, 2007 related to the consolidated financial statements which appear in China Education Alliance Inc.’s Form 10-KSB annual report for the year ended December 31, 2006.

MURRELL, HALL, MCINTOSH & CO., PLLP

Dated: March 31, 2008	By:	/s/ Murrell, Hall, McIntosh & Co., PLLP
Murrell, Hall, McIntosh & Co., PLLP